UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2020

CYNERGISTEK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-27507	37-1867101
(Commission File Number)	(I.R.S. Employer Identification No.)

11940 Jollyville Road, Suite 300-N

Austin, Texas  78759

(Address of principal executive offices)

(512) 402-8550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTEK	NYSE American

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

On April 3, 2020, CynergisTek, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Horton Capital Management, LLC, a Delaware limited liability company (“Purchaser”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Purchaser is committed to purchase up to an aggregate of $2,500,000 of shares of the Company’s common stock (the “Purchase Shares”) over the term of the Purchase Agreement, which terminates on March 31, 2021. Upon signing the Purchase Agreement, the Company issued Purchaser a warrant to purchase up to 500,000 shares of common stock (the “Initial Warrant”) in consideration of Purchaser’s obligation to purchase the Purchase Shares, at an exercise price of $2.50 per share, subject to certain anti-dilution adjustments as set forth in the Initial Warrant.  Purchaser and its affiliates are current stockholders of the Company and, prior to the date of the Purchase Agreement, based solely on a Schedule 13D filing dated February 14, 2020, owned approximately 9.1% of the Company’s outstanding shares of common stock.

Summary of terms of Purchase Agreement and Warrants

Upon the terms and conditions set forth in the Purchase Agreement, the Company may direct the purchase of Purchase Shares by Purchaser by the delivery of a “Funding Notice” to Purchaser. The number of Purchase Shares that Purchaser shall receive for each Funding Notice shall be determined by dividing the directed purchase amount by the “Purchase Price,” which is defined as a per-share amount equal to 85% of (a) the closing market price on the date a Funding Notice is made, or (b) the 10-day weighted average closing bid price for the 10 trading days preceding or following such Funding Notice date, whichever is lowest, as reported on the NYSE American exchange. Each Funding Notice must include the amount to be purchased and such amount cannot be less than $500,000.

At the closing of each funding and purchase of Purchase Shares, the Company shall simultaneously grant to Purchaser a warrant to purchase the number of shares of the Company’s common stock (each a “Funding Warrant”, and collectively, together with the Initial Warrant, the “Warrants”) equal to the number of Purchase Shares purchased in such funding, with an exercise price equal to 125% of Purchase Price. The Warrants will each have a 10-year term and other customary provisions, including anti-dilution protections.

Purchaser has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification provisions. Purchaser has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock.

The Company’s net proceeds will depend on the Purchase Price and frequency of the Company’s sales of Purchase Shares to Purchaser; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $2.5 million under the terms of the Purchase Agreement. The Company’s delivery of Funding Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Registration Rights

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Purchaser, dated April 3, 2020. Pursuant to the Registration Rights Agreement, the Company agreed to grant piggy-back registration rights under certain circumstances, and demand registration rights under other circumstances.

With respect to the piggy-back registration rights, if the Company proposes to register the sale of any of its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the public offering of such securities solely for cash, or the resale of shares of its common stock by other selling stockholders, the Company agreed that prior to such filing, it will give written notice to Purchaser of its intention to do so. Upon the written request of Purchaser given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such registrable securities by Purchaser), the Company will file a registration statement to register the resale of all such registrable securities which the Purchaser has requested the Company to register.

With respect to the demand registration rights, following the one (1) year anniversary of the execution of the Registration Rights Agreement, Purchaser shall have the right, by delivering written notice to the Company (a “Demand Notice”), to require the Company to register the number of registrable securities requested to be so registered pursuant to the terms of the Registration Rights Agreement (a “Demand Registration”). Following the receipt of a Demand Notice for a Demand Registration, the Company has agreed to file a registration statement not later than sixty (60) days after such Demand Notice, and will use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

The Purchase Shares and the shares of common stock issuable upon exercise of the Warrants were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act, and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, based upon the following: (a) there was no public offering or general solicitation with respect to the offering of such shares, (b) Purchaser was provided with certain disclosure materials and all other information requested with respect to the Company, including the Company’s public filings with the SEC, (c) Purchaser represented and warranted to the Company that the securities were being acquired for investment intent and acknowledged that the securities constitute “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (d) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Initial Warrant and the Funding Warrant are qualified in their entirety by reference to the actual terms of the respective agreements, which are included as Exhibits 10.1 through 10.4, respectively, hereto.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Initial Warrant
10.4	Form of Funding Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNERGISTEK, INC.

Date:	April 7, 2020
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer